ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

         EXHIBIT 5 - OPINION OF GRANT H. GIBSON, ESQ. REGARDING ASPECTS OF THE
                     LEGALITY OF SHARES OF COMMON STOCK OF THE REGISTRANT COVERED BY THIS REGISTRATION STATEMENT


         August 4, 1998


         One Price Clothing Stores, Inc.
         Hwy 290, Commerce Park
         Duncan, South Carolina 29334

         Re:      Registration Statement on Form S-8
                  One Price Clothing Stores, Inc.

         Ladies and Gentlemen:

                  The opinion set forth below is rendered with respect to the 80,000 shares, par value of $0.01 per share, of common stock of One Price Clothing Stores, Inc., a Delaware corporation (the "Company"), which will be registered with the Securities and Exchange Commission by the above-referenced Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, in connection with the Company's Stock Option Agreement (the "Agreement"). As General Counsel for the Company, I am familiar with and have examined the Company's Articles of Incorporation, and all amendments thereto, the Company's By-Laws, as amended, and have reviewed the records of the Company's corporate proceedings, all as provided by the Company. I have made such other investigation of law and fact as I have deemed necessary in order to enable me to render this opinion. I have examined and relied upon a Certificate of Existence with respect to the Company, furnished by the Delaware Secretary of State and dated May 20, 1998, and assumed no change from the date thereof.

                  Based  on  the   foregoing   and  subject  to  the   comments,
         limitations and qualifications set forth below, I am of the opinion that:

                  1. The Company is currently  existing as a  corporation  under the laws of the State of Delaware.

                  2. The shares of common stock of the Company  covered by
                     the Agreement have been duly authorized and, upon satisfaction of any investing or other conditions set forth or referred to in the Agreement, including payment of the applicable exercise price, the shares of the Company's common stock covered by the above-referenced Registration Statement which are reissued after the date hereof under and in compliance with the terms of the Agreement will be legally issued, fully paid and non-assessable.

                  The foregoing opinion is limited to matters governed by the business corporations law of the State of Delaware in force on the date of this letter. I am not an attorney admitted to the bar of the State of Delaware, but I have examined the provisions of the business corporations law of the State of Delaware as such is commonly used. I express no opinion with regard to any matter which may be (or which purports to be) governed by the laws of any other state or jurisdiction. I express no opinion as to any shares of the Company's common stock other than original issue shares. In addition, I express no opinion with respect to any matter arising under or governed by the Delaware Securities Act, as amended, any laws respecting disclosure or any law representing any environmental matter.

                  This opinion is rendered as of the date of this letter and applies only to the matters specifically covered by this opinion, and I disclaim any continuing responsibility for matters occurring after the date of this letter.

                  This opinion is rendered solely for your benefit in connection with the Registration Statement on Form S-8 respecting shares of the Company's common stock to be issued under the Agreement and may not be relied upon, quoted or used by any other person or entity or for any other purpose without my prior written consent.

                  I consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 respecting shares of the Company's common stock to be issued under the Agreement and to the reference to my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8.

         /s/ Grant H. Gibson, Esq.          .
         By:  Grant H. Gibson, Esq.